Consent of Independent Registered Public Accounting Firm

The Board of Trustees of the Absolute Shares Trust:

We consent to the use in the Registration Statement on Form N-1A of our report, dated August 24, 2018, relating to the financial statements of Absolute Shares Trust, incorporated by reference herein in this Registration Statement, and to the references to our firm under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm” in the Prospectus and "Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Short Hills, New Jersey October 24, 2018